FIRST AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT (“Agreement”) is made as of the 5th day of February, 2020 (the “Effective Date”), by BOLLENTE COMPANIES INC., a Nevada corporation (“Borrower”), BUILT-RIGHT HOLDINGS, LLC, an Arizona limited liability company (“Lender”), and MICHAEL STEBBINS (“Stebbins,” together with Borrower and Lender, collectively, the “Parties” or individually, a “Party”) with reference to the following recitals:

RECITALS

A.  On August 2, 2016, the Parties executed a Loan Agreement and Security Agreement, as amended by the First Amendment to Loan and Security Agreement dated March 12, 2018, the Second Amendment to Loan and Security Agreement dated June 11, 2018, the Third Amendment to Loan and Security Agreement dated July 26, 2019, and the Fourth Amendment to Loan and Security Agreement dated November 1, 2019 (collectively, the “Loan Agreement”).

B.  By this Agreement, the Parties desire to amend and supersede the Loan Agreement in its entirety.

AGREEMENT

NOW, THEREFORE, in consideration of the Parties’ respective promises stated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower, Stebbins, and Lender agree as follows:

ARTICLE 1

CONSTRUCTION GUIDELINES

1.01  Amendment of Loan Agreement.  This Agreement amends, replaces and supersedes the Loan Agreement in its entirety.

1.02  Defined Terms.  Capitalized terms not otherwise defined herein shall have the meaning given to that term in Schedule 1.01 to this Agreement.

1.03  General Construction.  Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns are to be construed to cover all genders. All references to this Agreement or any agreement or instrument referred to in this Agreement shall mean such agreement or instrument as originally executed and as hereafter amended, supplemented, extended, consolidated or restated from time to time. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular subdivision; and the words “Article” and “Section” refer to the entire article or section, as applicable and not to any particular subsection or other subdivision.  Reference to days for performance means calendar days unless business days are expressly indicated.

ARTICLE 2

LOAN AMOUNT; PAYMENT TERMS

2.01  Unpaid Loan Amount.  Pursuant to the terms of the Loan Agreement, Borrower executed and delivered to Lender a Convertible Promissory Note dated August 2, 2016, in the maximum principal amount of One Million Dollars ($1,000,000) (the “Prior Note”).  Lender and Borrower acknowledge and agree that (a) Nine Hundred Thousand Dollars ($900,000) is the unpaid principal amount currently due and owing by Borrower to Lender under the Prior Note as of the Effective Date (the “Unpaid Principal”); and (b) Three Hundred Twelve Thousand Six and 13/100 Dollars ($312,006.13) is the unpaid accrued interest due and owing by Borrower to Lender under the Prior Note as of the Effective Date (the “Accrued Interest”).

2.02  Interest Payment Terms.  Borrower hereby agrees to pay to Lender the Accrued Interest under the Prior Note in two (2) installments as follows:  (a) One Hundred Sixty-Seven Thousand Dollars ($167,000) due upon execution of this Agreement (the “First Interest Payment”), and (b) One Hundred Forty-Five Thousand Six and 13/100 Dollars ($145,006.13) due on January 4, 2021 (the “Second Interest Payment”).  In addition to the First Interest Payment, Borrower shall also pay to Lender the sum of Thirty-Three Thousand Dollars ($33,000) as a fee to induce and otherwise compensate Lender for the immediate release of the loan security as provided in Article 3 below, thereby resulting in a total payment due upon execution of this Agreement in the amount of Two Hundred Thousand Dollars ($200,000).  In addition to the Second Interest Payment, Borrower shall pay to Lender the sum of Fifty-Four Thousand Nine Hundred Ninety-Three and 87/100 Dollars ($54,993.87) as a credit against interest due and payable under the New Note defined below, thereby resulting in a total payment due on January 4, 2021, in the amount of Two Hundred Thousand Dollars ($200,000).

2.03  Principal Payment Terms.  Borrower hereby agrees to pay the Unpaid Principal as follows:

(a)  Four Hundred Thousand Dollars ($400,000) by the immediate issuance by Borrower to Lender, without re-sale restriction following the 6 month holding period, of Four Million (4,000,000) shares of Class A Common Stock in Borrower (the “Unrestricted Shares”), at an agreed-upon value of $0.10 per share; and

(b)  The balance of Five Hundred Thousand Dollars ($500,000) by the execution and delivery by Borrower to Lender of the Promissory Note in the form attached hereto as Exhibit A (the “New Note”).

2.04  Satisfaction of Prior Note.  Conditioned upon the issuance of the Unrestricted Shares of stock under Section 2.03(a) above, and delivery of the executed New Note under Section 2.03(b) above, Lender hereby acknowledges that the Prior Note is satisfied.

ARTICLE 3

RELEASE OF LOAN SECURITY

3.01  Release of Security Interests.  Conditioned upon the receipt of the first payment due under Section 2.02 upon execution of this Agreement, within ten (10) business days after the Effective Date, Lender agrees as follows:

(a)  Lender shall cause to be filed with the United States Patent Office a release of the Patent Assignment recorded on August 3, 2016, in reel/frame:  039330 / 0294;

(b)  Lender shall file a Termination Statement for the UCC Financing Statement filed in the Office of the Nevada Secretary of State on August 2, 2016, as instrument number 2016021913-5; and

(c)  Lender shall file Termination Statements for the UCC Financing Statements filed in the Office of the Arizona Secretary of State on August 2, 2016, as instrument number 2016-002-7871-8 and 2016-002-7873-9.

3.02  Cancellation of Assignment.  Lender also agrees that the Assignment of Agreements, Permits, Licenses and Contracts made by Borrower in favor of Lender dated August 2, 2016, is hereby canceled, revoked and terminated effective as of the Effective Date.

ARTICLE 4

ADDITIONAL COVENANTS

4.01  Consulting and Advisory Agreement.  Borrower and Lender agree to execute and deliver the Consulting and Advisory Agreement in the form attached hereto as Exhibit B.

4.02  Stock Registration.  Borrower and Lender agree to cooperate to cause Westpark Capital, Inc. to immediately register in Lender’s name the shares of stock issued by Borrower to Lender under Section 2.03(a) above, plus all shares that were either purchased by Lender or that Borrower previously agreed to issue to Lender under the Loan Agreement, as amended.  For the avoidance of doubt, the terms of this Agreement do not affect, modify, cancel or avoid the shares of stock in Borrower previously issued to Lender, purchased by Lender, or that Borrower agreed to issue to Lender under the terms of the Loan Agreement.

ARTICLE 5

WARRANTS

5.01  Confirmation of Existing Warrants.  Lender and Borrower hereby confirm that the following Warrant Agreements between Borrower and Rodney J. Cullum and Kimberley A. Cullum, husband and wife, are currently outstanding and enforceable according to their terms (collectively, the “Existing Warrants”):

(a)  Warrant Agreement for 1,000,000 shares issued August 2, 2016;

(b)  Warrant Agreement for 216,000 shares issued March 12, 2018;

(c)  Warrant Agreement for 450,000 shares issued June 11, 2018;

(d)  Warrant Agreement for 450,000 shares issued August 1, 2019; and

(e)  Warrant Agreement for 515,094 shares issued November 1, 2019.

Lender and Borrower further agree that the terms of the Existing Warrants are amended as follows:  (i) the Warrant Price as defined in the Existing Warrants is reduced to $0.50 per share, and (ii) the Expiration Date as defined in the Existing Warrants is extended to August 31, 2024.

5.02  Issuance of New Warrant.  Upon execution of this Agreement, Borrower shall execute and deliver to Rodney J. Cullum and Kimberley A. Cullum, husband and wife, (a) the Warrant Agreement for 1,000,000 shares of Class A Common Stock of Borrower in the form attached hereto as Exhibit C, and (b) the Fourth Amendment to Subscription Representations and Warranties Agreement in the form attached hereto as Exhibit D.

ARTICLE 6

BORROWER REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that, as of the date of this Agreement:

6.01  Organization; Legal Status; Capitalization.  Borrower (a) is duly organized, validly existing and in good standing under the laws of the State of Nevada; and (b) has all necessary approvals, governmental and otherwise, and full power and authority to carry on its business as now conducted and proposed to be conducted. Borrower’s correct legal name is set forth on the first page of this Agreement.  All issued and outstanding shares of Borrower are duly authorized and validly issued, fully paid, non-assessable, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

6.02  Power; Authorization; Enforceable Obligations.  Borrower has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement.  Borrower has taken all necessary action to authorize the execution and delivery of its performance under this Agreement.  The officer or representative of Borrower signing this Agreement has been duly authorized and empowered to do so.  This Agreement constitutes legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms.

6.03  No Legal Conflicts.  Borrower’s execution, delivery and performance of its obligations under this Agreement will not:  (a) violate, conflict with, result in a default (following notice and/or expiration of the related grace/cure period without cure or both, as applicable) under any agreement or other instrument to which Borrower is a Party or any Requirements of Law; (b) result in the creation or imposition of any Lien whatsoever upon any of its assets; nor (c) require any authorization or consent from, or any filing with, any Governmental Authority.

6.04  No Litigation.  No action, suit, proceeding or investigation, judicial, administrative or otherwise (including, without limitation, any reorganization, bankruptcy, insolvency or similar proceeding)  currently is pending or, to Borrower’s knowledge, threatened or contemplated against or affecting Borrower that has not been disclosed by Borrower in writing to Lender.

6.05  Taxes.  Borrower has filed all federal, state, county, municipal, and city income tax, payroll tax, sales tax, and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it.  Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

6.06  Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.  Borrower, and to the best of Borrower’s knowledge, after having made reasonable inquiry, each Person owning an interest in Borrower, (i) is not currently identified on OFAC List; and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.

6.07  No Liens or Encumbrances.  Upon release of the loan security as set forth in Article 3 above, the patents, intellectual property, technology, accounts and business assets owned by the Borrower will be unencumbered, and free from liens, pledges and assignments of any type, wherever located.

6.08  Survival.  The representations and warranties contained in this Article 6 survive for so long as any obligation remains to be performed under this Agreement.

ARTICLE 7

BORROWER COVENANTS

7.01  Payment of Debt and Performance of Obligations.  Borrower shall fully and punctually pay the payments due under the New Note and perform other obligations under this Agreement when and as due.

7.02  Financial Reports; Books and Records.  Borrower shall keep adequate books and records of account with respect to its financial condition and the operation of its business, in accordance with generally accepted accounting principles.  So long as the Replacement Note remains payable and any obligation remains to be performed under this Agreement, Borrower shall furnish to Lender the following:  (a) updated banking reports; (b) weekly sales reports; (c) weekly inventory reports, including all states of inventory; (d) an annual operating statement presented on an annual basis; (e) an annual balance sheet and profit and loss statement for Borrower; (f) such operating budgets as Lender may reasonably require; (g) monthly profit and loss statements; (h) monthly financial statements; and (i) a statement of change of financial position of Borrower, setting forth in comparative form the figures for the previous fiscal year.  Borrower shall furnish such additional records of its operations as Lender may reasonably request.

7.03  Negative Covenants.  Lender and Borrower acknowledge and agree that the New Note shall be considered “senior debt” superior to all other debts or financial obligations of the Borrower, except employer compensation, taxes, and ordinary and necessary operating expenses and trade payables.  Until such time as the New Note is satisfied in full, without Lender’s prior written consent, which may be granted or withheld in Lender’s sole and absolute discretion, (a) Borrower shall not incur any additional borrowings or debts, outside the ordinary course of business, in an amount exceeding Ten Thousand Dollars ($10,000) per occasion; (b) the patents, intellectual property and technologies owned by the Borrower shall not be sold, licensed, leased, transferred or pledged, in whole or in part; and (c) the business and other assets of the Borrower may not be sold, licensed, leased, transferred or pledged, in whole or in part.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

8.01  Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)  If unpaid principal and other amounts outstanding under the New Note are not paid in full when due;

(b)  If Borrower shall fail to strictly comply with the terms and conditions set forth in Section 7.03 above;

(c)  If Borrower shall (i) make an assignment for the benefit of creditors; or (ii) Borrower shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (iii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (ii) above by any party other than Lender which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iv) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (v) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (ii), (iii) or (iv) above; or

(d)  Except for the specific defaults set forth in Subsections (a), (b) and (c) above, if any other default or failure to perform occurs hereunder which is not cured (i) in the case of any default which can be cured by the payment of money, within five (5) days after written notice from Lender to Borrower; or (ii) in the case of any other default, within thirty (30) days after written notice from Lender to Borrower; provided, that if a default under clause (ii) cannot reasonably be cured within such thirty (30) day period and Borrower has taken commercially reasonable steps to cure such default promptly upon notice thereof from Lender and thereafter diligently proceeds to cure same, such thirty (30) day period shall be extended for so long as it shall require Borrower, in the exercise of due diligence, to cure such default, but in no event shall the entire cure period be more than sixty (60) days.

8.02  Remedies.  If an Event of Default occurs, Lender may, at its option, and without prior notice or demand, do and hereby is authorized and empowered by Borrower so to do, any or all of the following:

(a)  Acceleration.  Lender may declare the entire unpaid principal balance of the New Note to be immediately due and payable.

(b)  Recovery of Unpaid Sums.  Lender may, from time to time, take legal action to recover any sums as the same become due, without regard to whether or not the New Note shall be accelerated and without prejudice to Lender’s right thereafter to accelerate the New Note or exercise any other remedy, if such sums remain uncollected.

(c)  Receiver.  Lender may apply for the appointment of a receiver, trustee, liquidator or conservator of Borrower, without regard for a showing of insolvency, fraud or mismanagement on the part of Borrower.  Any receiver or other party so appointed has all powers permitted by law which may be necessary or usual in such cases for the protection, possession, control, management and operation of Borrower’s business activities.  Borrower hereby consents, to the extent permitted under applicable law, to the appointment of a receiver or trustee upon Lender’s request if an Event of Default has occurred.  At Lender’s option, such receiver or trustee shall serve without any requirement of posting a bond.

8.03  Cumulative Remedies; No Waiver; Other Security.  Lender’s remedies under this Agreement are cumulative (whether set forth in this Article 8 or in any other section of this Agreement) with those otherwise permitted by law or in equity and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefor shall arise.  Lender’s delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right as remedy.  No partial exercise by Lender of any right or remedy will preclude further exercise thereof.  Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances (except where notice is expressly required by this Agreement to be given) nor constitute Lender’s waiver of its right to take any future action in any circumstance without notice or demand.  Lender may grant extensions, renewals or forbearances with respect to the New Note, may accept a partial or past due payment or grant other indulgences, in each case without prejudice to its rights under this Agreement and without such action being deemed an accord and satisfaction or a reinstatement.  Lender will not be deemed as a consequence of its delay or failure to act, or any forbearance granted, to have waived or be estopped from exercising any of its rights or remedies.

8.04  Enforcement Costs.  Borrower shall pay, on demand by Lender all reasonable costs, expenses, charges and fees incurred by Lender in (a) connection with the negotiation, documentation, closing, administration, servicing and interpretation of the New Note and this Agreement, (b) collecting any amount payable under the New Note, and (c) enforcing its rights under the New Note and this Agreement, in each case whether or not legal proceedings are commenced or whether legal action is pursued to final judgment.  Amounts incurred by Lender shall be added to the principal balance of the New Note shall be immediately due and payable, shall bear interest at the default rate stated in the New Note from the date of disbursement until paid in full, if not paid in full within five (5) days after Lender’s written demand for payment.

ARTICLE 9

LENDER CONSENT

9.01  No Joint Venture; No Third-Party Beneficiaries.  Borrower and Lender intend that the relationships created hereunder are solely those of borrower and lender.  Nothing herein is intended to create, nor shall it be construed as creating anything but a debtor-creditor relationship between Borrower and Lender nor shall they be deemed to confer on anyone other than Lender, and its successors and assigns, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

9.02  Lender Approval.  Wherever pursuant to this Agreement (a) Lender exercises any right to approve or disapprove or to grant or withhold consent; (b) any arrangement or term is to be satisfactory to Lender; (c) a waiver is requested from Lender, or (d) any other decision is to be made by Lender, all shall be made in Lender’s sole discretion.  By approving or granting consent, accepting performance from Borrower, or releasing funds, Lender shall not be deemed to have warranted or affirmed the sufficiency, completeness, legality or effectiveness of the subject matter or of Borrower’s compliance with Requirements of Laws.  Notwithstanding any provision under this Agreement which provide Lender the opportunity to approve or disapprove any action or decision by Borrower, Lender is not undertaking the performance of any obligation of Borrower under this Agreement or any of the other documents and agreements in connection with this transaction.

ARTICLE 10

MISCELLANEOUS PROVISIONS

10.01  Notices.  All notices and other communications under this Agreement are to be in writing and addressed to each Party as set forth below.  Default or demand notices shall be deemed to have been duly given upon the earlier of: (a) actual receipt upon hand delivery or electronic (e-mail) delivery with confirmation of delivery and reading; (b) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (b) and (c) irrespective of whether delivery is accepted.  A new address for notice may be established by written notice to the other; provided, however, that no change of address will be effective until written notice thereof actually is received by the Party to whom such address change is sent.  Notice to outside counsel or parties other than the named Borrower and Lender, now or hereafter designated by a Party as entitled to notice, are for convenience only and are not required for notice to a Party to be effective in accordance with this section.  Notice addresses are as follows:

Address for Lender:	BUILT-RIGHT HOLDINGS, LLC
14746 North 78th Way
Scottsdale, AZ 85260
Attn.: Rodney J. Cullum
E-mail: rod@cullumhomes.com

With a copy to:	James R. Nearhood
Nearhood Law Offices, PLC
7537 East McDonald Drive
Scottsdale, AZ 85250
E-mail: jrn@nearhoodlaw.com

Address for Borrower:	BOLLENTE COMPANIES INC.
9850 South Maryland Parkway, Suite 197
Las Vegas, NV 89183
Attn.: Michael Stebbins
E-mail: mdstebbins@gmail.com

Second Address	BOLLENTE COMPANIES INC.
for Borrower:	8800 North Gainey Center Drive, Suite 270
Scottsdale, AZ 85258
Attn.: Michael Stebbins
E-mail: mdstebbins@gmail.com

Address for Stebbins:	MICHAEL STEBBINS
8800 North Gainey Center Drive, Suite 270
Scottsdale, AZ 85258
Attn.: Michael Stebbins
E-mail: mdstebbins@gmail.com

10.02  Entire Agreement; Modifications; Time of Essence.  This Agreement, together with the New Note and the warrants itemized in Article 5 above, contain the entire agreement between Borrower and Lender.  This Agreement shall not be modified, supplemented or terminated, nor any provision thereof waived, except by a written instrument signed by the Party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.  Time is of the essence with respect to all of Borrower’s obligations under this Agreement.

10.03  Binding Effect; Joint and Several Obligations.  This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, and Stebbins, and their respective successors and assigns, whether by voluntary action of the Parties or by operation of law.  (The foregoing does not modify any conditions regulating transfers.)

10.04  Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original.  This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.

10.05  Unenforceable Provisions.  Any provision of this Agreement which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any Party not controlled by such determination.

10.06  Governing Law.  This Agreement shall be interpreted and enforced according to the laws of the State of Arizona (without regard to conflict of law provisions thereof that may direct the application of the laws of another jurisdiction) and the applicable laws of the United States of America.

10.07  Consent to Jurisdiction.  Lender, Borrower and Stebbins hereby consent and submit to the exclusive jurisdiction and venue of any state or federal court sitting in the County of Maricopa, State of Arizona, with respect to any legal action or proceeding arising with respect to this Agreement and the Replacement Note and waive all objections which they may have to such jurisdiction and venue.

10.08  WAIVER OF TRIAL BY JURY.  BORROWER, LENDER AND STEBBINS EACH WAIVE THEIR RESPECTIVE RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER.

10.09  Assignment.  A Party to this Agreement may not assign its rights or obligations to any third party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed.  Any purported assignment in violation of this restriction is void.  Unless otherwise agreed, any approved assignment shall not be construed as a release of the assigning Party’s duties and obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Lender, Borrower and Stebbins hereby sign, seal and deliver this Agreement.

BORROWER

Bollente Companies Inc.,

a Nevada corporation

By:  ___________________________________

Robertson J. Orr, President

LENDER:

BUILT-RIGHT HOLDINGS, LLC,

an Arizona limited liability company

By:  4C Management, Inc., an Arizona corporation

Its:  Manager

By:  ___________________________________

Rod Cullum, Vice President

STEBBINS:

_______________________________________

MICHAEL STEBBINS

Attachments:

Schedule 1.01 - Defined Terms

Exhibits:

Exhibit A - Form New Note

Exhibit B - Form Consulting and Advisory Agreement

Exhibit C - Form Warrant Agreement for 1,000,000 shares of Class A Common Stock of Borrower

Exhibit D - Form Fourth Amendment to Subscription Representations and Warranties Agreement

[Signature Page to First Amended and Restated Loan Agreement]

Schedule 1.01

List of Defined Terms

1.  “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

2.  “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing and a mechanics’ or materialman’s lien).

3.  “OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.  The OFAC List is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

4.  “Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

5.  “Requirements of Law” means (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject.

EXHIBIT A

(Form New Note)

EXHIBIT B

(Form Consulting and Advisory Agreement)

EXHIBIT C

(Form Warrant Agreement for 1,000,000 shares of Class A Common Stock of Borrower)

EXHIBIT D

(Form Fourth Amendment to Subscription Representations and Warranties Agreement)